Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$21,894,300
Realized Gain (Loss) on Swap Contracts	15,304,335
Unrealized Gain (Loss) on Market Value of Commodity Futures	39,566,500
Unrealized gain (loss) on Fair Value of Swap Contracts	(108)
Dividend Income	1,449,722
Interest Income	4,475,874
ETF Transaction Fees	40,000
Total Income (Loss)	$82,730,623

Expenses
General Partner Management Fees	$555,211
Professional Fees	247,817
Brokerage Commissions	147,417
Directors' Fees and insurance	51,032
License fees	18,507
Total Expenses	$1,019,984
Net Income (Loss)	$81,710,639

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/24	$1,567,345,541
Additions (12,100,000 Shares)	833,313,186
Withdrawals (16,700,000 Shares)	(1,146,864,211)
Net Income (Loss)	81,710,639

Net Asset Value End of Month	$1,335,505,155
Net Asset Value Per Share (18,823,603 Shares)	$70.95

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596